EXHIBIT 23

Consent of Independent Registered Public Accounting Firm

     We consent to the incorporation by reference in Registration Statements Nos. 333-02245, 333-42010, 333-50809, 333-86846, 33-17530, 33-28118 and 33-78102 on Form S-8 and Registration Statement Nos. 333-105918 and 333-88122 on Form S-3 of Photronics, Inc. of our report dated January 11, 2005 appearing in this Annual Report on Form 10-K of Photronics, Inc. for the year ended October 31, 2004.

/s/ Deloitte & Touche LLP Hartford, Connecticut January 12, 2005